UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2011 (January 25, 2011)

BLOUNT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-11549 (Commission File Number)	63 0780521 (I.R.S. Employer Identification No.)

4909 SE International Way, Portland, Oregon	97222-4679
(Address of principal executive offices)	(Zipcode)

Registrant’s telephone number, including area code:  (503) 653-8881

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-e-4(c))

ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR

(a) On July 14, 2010, the Board of Directors (the “Board”) of Blount International, Inc. (the “Corporation”) approved an amendment and restatement (the “Amendment”) of the Corporation’s By-laws (the “By-laws”), which was made effective as of January 25, 2011 by written consent of the Board, dated January 25, 2011.

The substantive changes to the By-laws effected by the Amendment are listed below.  Article and section references below correspond to provisions in the Amendment.

●
Article II, Section 2:  Subject to the rights of any holders of preferred stock, the authority to call a special meeting of the stockholders of the Corporation (the “Stockholders”) has been limited to the Board or the Chairman of the Board.

●
Article II, Section 7:  Nominations and proposals brought by Stockholders at an annual meeting are now subject to certain notice requirements.  Stockholders who wish to nominate directors or put forward proposals are required to give notice to the Secretary of their nomination or proposal.  Generally, this notice must be given between 90 and 120 days prior to either the first anniversary of the proceeding year’s annual meeting or the relevant Stockholder meeting, as applicable.  The notice must include certain specified information, including information on the Stockholder’s interests in the Corporation, as well as the interests of the Stockholder’s affiliates and associates and the interests of any nominees.  The text of any proposal and the reasons for proposing it must also be disclosed.  If a Stockholder fails to comply with the requirements of this advance notice section, then the Stockholder’s proposal or nomination will be disregarded unless the Board determines to waive such noncompliance.

●	Article III, Section 2(b): All nominees to the Board are now required to complete a written questionnaire with respect to the nominee’s background and qualifications.

●	Article III, Section 4(i): The quorum requirement for a meeting of the Board has been reduced from two-thirds of the directors in office (and not less than four directors) to a majority of the Board.

●	Article III, Section 7: Notice is no longer required for regular meetings of the Board and notices of special meetings need not state the purpose of such meetings.

●
Article IV, Section 1:  The description of the officers of the Corporation no longer provides for a Vice Chairman or President and now includes such other officers as the Board may from time to time determine.

●
Article IV, Section 2:  Officers may now be removed at any time, with or without cause, by the Board or, except in the case of the Chairman or CEO, by any superior officer upon whom such power has been granted by the Board.  Officers had previously been subject to removal at any time by the Board or the Stockholders, with or without cause.

●
Article VI, Section 3(a):  The determination by the Corporation of a person’s entitlement to indemnification shall now be made reasonably promptly, rather than the previous period of 60 days, following the later of the receipt of a written request for indemnification and the receipt of written notice of final disposition of the proceeding in respect of which indemnification is sought.  In addition, a person seeking indemnification by the Corporation is no longer presumed to be entitled to indemnification.

●
Article VI, Section 3(c): The payment by the Corporation of amounts owed to an indemnified person shall be made reasonably promptly, rather than the previous period of five days, after a determination has been made that indemnification is proper.

●
Article VI, Section 3(d): A director or officer is no longer provided the option of adjudicating his or her entitlement to indemnification through arbitration.  In addition, the By-laws no longer provide for the proration of reimbursed expenses if a director or officer is only partially successful in a judicial adjudication over his or her entitlement to indemnification.

●
Article VI, Section 5:  The Corporation shall advance an indemnified person’s expenses reasonably promptly after receipt of a request for advancement, but the advancement of expenses may be conditioned on such terms and conditions as the Board deems appropriate.  Previously, the Corporation was required to advance an indemnified person’s expenses and to pay such advances within 20 days of receipt of the request for the advance.

●
Article VI, Section 10:  The Corporation shall no longer be obligated to indemnify a director or officer in connection with a proceeding that was initiated by such person unless such proceeding has been approved by a majority vote of the directors who are not parties to such proceeding or was initiated to enforce such person’s right to indemnification.  Previously, the Corporation was prohibited from advancing expenses associated with such proceedings.

●
Article VII, Section 4:  The Delaware Court of Chancery shall now be the exclusive forum for (i) derivative actions, (ii) any action relating to a claim of breach of fiduciary duty, (iii) any action pursuant to the Delaware General Corporation Law, the certificate of incorporation or the By-laws or (iv) any action relating to a claim governed by the internal affairs doctrine.

The foregoing summary of the Amendment is qualified in its entirety by the text of the Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

3.1	By-laws of Blount International, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLOUNT INTERNATIONAL, INC. Registrant

Dated: January 25, 2011	By:	/s/ Richard H. Irving, III
Name: Richard H. Irving, III
Title: Senior Vice President General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	By-laws of Blount International, Inc.

4